AMENDMENT NO. 1 TO AGREEMENT FOR SERVICES

     This Amendment No. 1 (the “Amendment”) to the Agreement for Services is made an entered into as of this 26th day of April, 2007, by and between Atlas America, Inc. (“AAI”) and Richard Weber.

RECITALS

     WHEREAS, AAI and Mr. Weber (the “Parties”) entered into an Agreement for Services dated April 5, 2006 (the “Agreement”); and

WHEREAS, the Parties wish to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     FIRST: Section 4(c)(vi) of the Agreement is hereby replaced in its entirety with the following:

     (vi) Accelerated Vesting. The Restriction shall terminate in advance of the vesting described above upon whichever is the first to occur of (a) a Change in Control, (b) termination by you for Good Reason or by the Company other than for Cause, (c) termination by the Company for Disability (as defined below) or (d) your death. All Securities as to which the Restriction has terminated are fully (100%) vested Securities. Vested Securities shall not be subject to forfeiture under any circumstance, including but not limited to whether your term of employment is terminated by the Company or you, whether for Cause, Good Reason, without Cause, or on any other basis.

     SECOND: Section 6(a) of the Agreement is hereby replaced in its entirely with the following:

     6. Consideration Payable to You Upon Termination or in the Event of Death or Disability.

     (a) Death or Disability. If your employment is terminated by reason of your death during the Contract Period, the Company shall pay to your designated beneficiaries (or, if there is no such beneficiary, to your estate or legal representative), in one cash payment within sixty (60) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (i) any portion of your Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (ii) an amount representing the Bonus for the period that includes the Date of Termination, computed by assuming that the amount of all such Bonus would be equal to the maximum amount of such Bonus that the you earned the prior fiscal year, and multiplying that amount by a fraction, the numerator of which is the number of days worked in the current fiscal year through the Date of Termination, and the denominator of which is the total number of work days in the relevant current fiscal year; (iii) any accrued but unpaid Bonus and vacation pay; and (iv) notwithstanding herein anything to the contrary, your family (spouse and issue) shall have health insurance paid for by AAI or the Company for a one year period after the date of your death. Any compensation previously deferred by you (together with any accrued interest or earnings thereon) that has not yet been paid will be paid in accordance with the terms and conditions under which such amounts were initially deferred. In the event of termination by Disability or by reason of your death, the Restrictions on the Atlas Energy LLC Units shall terminate and all unvested Atlas Energy LLC Units and Atlas Energy LLC Options shall vest in full as of the Date of Termination. These vested Securities shall not be subject to forfeiture under any circumstance. In the event of termination under this paragraph, all other benefits, payments or compensation to be provided to you hereunder shall terminate and your rights in any unvested AAI stock options shall be terminated and any other incentive plans shall be governed solely by the terms of the applicable plan.

     THIRD: Effect in the Agreement. Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     FOURTH: Counterparts/Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Amendment. For purposes of this Amendment, a facsimile or PDF signature shall be valid and enforceable as an original.

     FIFTH: Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving affect to the principles of conflicts of laws.

     IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the date first above written.

ATLAS AMERICA, INC.

By: _______________________________ Edward E. Cohen Chief Executive Officer and President

RICHARD WEBER